UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices)    (Zip code)

(510) 933-7200
(Registrant¡¦s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on November 10, 2010 in Fremont, California.  Of the 19,323,616 shares outstanding as of the record date, 16,192,133 shares (approximately 83.8%) were present or represented by proxy at the meeting.  At the meeting, the Company's stockholders approved the re-election of Joseph Liu as the Company's sole Class I director and approved the ratification of the appointment of Burr Pilger Mayer Inc. as the Company's independent registered public accountants.  The results of the voting on the matters submitted to the stockholders were as follows:

1.      To elect one Class I Director to serve until the 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

Name	Votes For	Votes Against	Votes Abstaining	Shares Not Voted
Joseph Liu	13,681,551	223,831	0	5,418,234

In addition, Chieh Chang, Tim Christoffersen, Jesse Jack and Hua Lee continued to serve as directors of the Company after the meeting.

2.      To ratify the appointment of Burr Pilger Mayer Inc. as independent registered public accountants of the Company for the fiscal year ending June 30, 2011.

Votes For	Votes Against	Votes Abstaining	Shares Not Voted
16,139,141	23,289	29,703	3,131,483

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: November 10, 2010	By:	/s/ Stephen M. Welles
Name: Stephen M. Welles
Title: Vice President and General Counsel